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                                                                   EXHIBIT 10.11

              AMENDMENT NO. 3 TO 1996 EMPLOYEE STOCK PURCHASE PLAN



         THIS AMENDMENT, dated as of April 24, 2000, is made by BANCTENN CORP., a Tennessee corporation (the "Company"), for the purpose of amending its 1996 Employee Stock Purchase Plan (the "Plan") according to the terms hereof.

                                    RECITALS:

         A. The shareholders of the Company have heretofore approved the Company's 1996 Employee Stock Incentive Plan pursuant to which the Company reserved and made available for distribution under the Plan 50,000 shares.

         B. Pursuant to Amendment No. 1 to the Plan, approved by the Company's Board of Directors on April 24, 1997, the Company issued a 20% stock dividend, paid in the form of a 6-for-5 stock split, thereby increasing the number of shares subject to the Plan from 50,000 to 60,000.

         C. Pursuant to Amendment No. 2 to the Plan, approved by the Company's Board of Directors on May 13, 1999, the Company issued a 25% stock dividend, paid in the form of a 5-for-4 stock split, thereby increasing the number of shares subject to the Plan from 60,000 to 75,000.

         D. The Company now desires to amend the Plan to further increase the number of shares subject to the Plan, to amend the eligibility criteria, and to extend the term of the Plan, all as provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises, the Plan is hereby amended as follows:

         1. Increase in Shares Subject to Plan. The number of shares reserved for and subject to the Plan is hereby increased by 50,000, thereby increasing the total number of shares subject to the Plan from 75,000 to 125,000. Such new 50,000 shares, and any options granted in respect thereof, shall be administered according to the terms of the Plan and in the same manner as the original group of shares reserved for the Plan at its inception.

         2. Amendment to Eligibility Criteria. Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

                  3.1 Effective as of January 1, 2000, and for each Plan year thereafter, each Employee whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year, and who was employed by an Employer Corporation as of December 31, 1999 or as of each succeeding December 31 thereafter, shall be eligible to participate in the Plan in the next Plan Year according to its terms. An Employee shall not be eligible to






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                  participate, however, if immediately after the options are granted, such Employee would own Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the Corporation or any subsidiary or parent corporation (as those terms are defined in Section 424(e) and (f) of the Code). For purposes of this paragraph, the ownership attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee and Stock which the Employee may purchase under outstanding options (under this or any other agreement) shall be treated as Stock owned by the Employee.

         3. Term of Plan. Section 10.2 of the Plan is hereby amended to provide that the term of the Plan is extended from December 31, 2000 to December 31, 2005; provided, however, the Corporation reserves the right to terminate the Plan at any time.

         4. Approval by Board of Directors. The Board of Directors of the Company approved this Amendment No. 3 by action taken at a duly called meeting of the directors held on December 9, 1999.

         5. Approval by Shareholders. The shareholders of the Company approved this Amendment No. 3 by action taken at the 2000 Annual Shareholders Meeting held on April 24, 2000.

         IN WITNESS WHEREOF, the undersigned, being the President and Chief Executive Officer of BancTenn Corp., has executed this Amendment No. 3 for the purposes stated hereinabove and after having received all requisite approval from the Board of Directors and shareholders of BancTenn Corp.

         Date:    April 24, 2000.


                                  BANCTENN CORP.



                                  By: /s/ Colon A. Terrell, Jr.
                                     -------------------------------------------
                                          Colon A. Terrell, Jr.
                                          President and Chief Executive Officer


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